UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 16, 2009

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Items 2.02 and 9.01 of the registrant’s Current Report on Form 8-K dated July 16, 2009 are amended to read in their entirety as follows:

Item 2.02.	Results of Operations and Financial Condition.

        On July 16, 2009, Harley-Davidson, Inc. (the “Company”) issued an updated press release (the “Updated Press Release”) relating to the announcement of the Company’s second quarter financial results for the financial period ended June 28, 2009. The Updated Press Release corrects information in the narrative of the second quarter results press release that the Company originally issued on the same date concerning (a) the number of hourly production positions involved in previously announced workforce reductions and (b) the reporting period for information concerning cash used by operations and capital expenditures. A copy of the Updated Press Release is being furnished as Exhibit 99.1 to this Current Report, superseding the press release that the Company originally issued.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Harley-Davidson, Inc., dated July 16, 2009 (revised).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: July 16, 2009	By: /s/ Gail A. Lione
Gail A. Lione
Executive Vice President, General Counsel and
Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K/A
Dated July 16, 2009

Exhibit
Number

(99.1)	Press Release of Harley-Davidson, Inc., dated July 16, 2009 (revised).